UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 1, 2006, The Bon-Ton Stores, Inc. (the “Company”) entered an Employment Agreement with Anthony Buccina (the “Employment Agreement”).
     The description of the material terms of the Employment Agreement set forth below is qualified in its entirety by the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
     Mr. Buccina’s Employment Agreement is effective as of June 1, 2006 and will terminate on January 31, 2009, unless sooner terminated in accordance with the terms of the Employment Agreement.
     The Employment Agreement provides that Mr. Buccina’s title is Vice Chairman, President - Merchandising of the Company and that, following a transition period estimated to end after the Company’s spring season has concluded (as determined by the Company’s Chief Executive Officer), Mr. Buccina will be responsible for the Company’s merchandising operations and will report to the Company’s Chief Executive Officer. In addition, Mr. Buccina will be a member of the Company’s Management Committee and Operating Committee.
     Mr. Buccina’s initial base salary under the Employment Agreement is $780,000 per year and is effective retroactively to May 1, 2006. This base salary is subject to review during the term of the Employment Agreement and may be increased in the sole discretion of the Company, upon approval of the Company’s Human Resources and Compensation Committee (“HRCC”).
     For fiscal year 2006, the Employment Agreement provides for a guaranteed minimum bonus of $157,123 to be paid to Mr. Buccina if he is employed by the Company on the last day of fiscal year 2006. It provides further, as described below, that he will receive a prorated portion of this bonus if, during fiscal year 2006, he is discharged without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Employment Agreement).
     The Employment Agreement provides that Mr. Buccina is eligible for a bonus under The Bon-Ton Stores, Inc. Cash Bonus Plan. For the Company’s fiscal year 2006: (1) Mr. Buccina’s bonus will be determined pursuant to three performance measures: 50% Net Income, 25% Net Sales and 25% GMROI Dollars (as these terms are defined in the Employment Agreement); (2) in order for any portion of the bonus opportunity to be payable, the threshold for Net Income must be achieved; (3) failure to achieve the threshold for Net Sales will not preclude a bonus payment to Mr. Buccina under Net Income or GMROI Dollars measures; (4) failure to achieve the threshold for GMROI Dollars will not preclude a bonus under the Net Income and Net Sales measures; and (5) any bonus that otherwise would be awarded to Mr. Buccina pursuant to the Company’s Cash Bonus Plan will be reduced by the amount of the guaranteed bonus that he receives. For the Company’s fiscal years 2006 and 2007, the performance measures to be utilized and the weighting of these performance measures will be determined by the Company’s HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.
     The Employment Agreement provides that Mr. Buccina receive a one time grant of options to purchase 96,000 shares of the Company’s common stock at a purchase price equal to the fair market value of the Company’s common stock on June 1, 2006, or $27.15 per share.

     These options are granted pursuant to the Company 2000 Stock Incentive Plan (the “Incentive Plan”) and will vest 32,000 shares on June 1, 2007, 32,000 shares on the June 1, 2008 and 32,000 on January 31, 2009, provided Mr. Buccina is employed by the Company on the applicable vesting date. However, in the event Mr. Buccina is terminated without Cause by the Company prior to January 31, 2009, he is entitled to pro rata vesting of the options based on the portion of the vesting period that Mr. Buccina was employed prior to the termination, provided Mr. Buccina signs and does not timely revoke a general release of claims.
     The Employment Agreement provides that Mr. Buccina receive a grant of 65,000 restricted shares of the Company’s common stock pursuant to the terms of the Company’s Incentive Plan. Such restricted shares shall vest 10,000 shares on June 1, 2007, 21,666 shares on the June 1, 2008 and 33,334 shares on January 31, 2009 provided that Mr. Buccina is still employed by the Company on each of these respective dates.
     The Employment Agreement provides the Mr. Buccina will have a yearly automobile allowance of $9,500 and is entitled to four weeks of vacation per calendar year (which is subject to pro-ration in any calendar year in which he does not work for the entire year). The Employment Agreement provides that Mr. Buccina is eligible to participate in the Company’s group medical plans and the Company will pay Mr. Buccina up to $2,300 per year for medical expenses that are not covered by the Company’s group medical plans. In addition, Mr. Buccina is eligible to participate in other plans and programs that are generally made available to the other employees of the Company who were previously employed by the Carson Pirie Scott division of Saks Incorporated and are now employed by the Company. Also, the Employment Agreement provides that Mr. Buccina will continue his participation in the Carson Pirie Scott & Company Supplemental Executive Retirement Plan. The Employment Agreement further provides that the Company will pay the reasonable legal fees, up to $10,000, incurred by Mr. Buccina in connection with the negotiation of the Employment Agreement.
     In the event of discharge without Cause, resignation for Good Reason or at the end of the term of the Employment Agreement (provided the Company has not offered to renew the Employment Agreement for at least one year on substantially similar terms), Mr. Buccina will be entitled to receive (1) severance pay equal to two times his base salary, payable in a lump sum as soon as practicable following the six month anniversary of the termination of Mr. Buccina’s employment and, (2) if Mr. Buccina is employed for at least six months in the fiscal year in which his employment is terminated, a prorated portion (based upon the number of days employed in the fiscal year) of any bonus Mr. Buccina would have been entitled to receive had he remained employed by the Company through the end of the fiscal year, payable as soon as practicable following the end of the fiscal year in which the termination occurs. These severance and bonus payments are contingent on Mr. Buccina signing and not timely revoking a general release of claims.
     Upon a “Change of Control” (as such term defined in the Employment Agreement), (1) Mr. Buccina’s options and restricted shares shall immediately vest and (2) Mr. Buccina is prohibited from resigning for Good Reason for a period of six months following the Change of Control.
     Pursuant to the Employment Agreement, any severance payments available to Mr. Buccina under the Employment Agreement are in lieu of any severance payments otherwise provided by the Company or to which he would have been entitled under his prior employment arrangements with Saks Incorporated.
     Mr. Buccina’s Employment Agreement contains a non-competition clause that, during Mr. Buccina’s employment and for a period of one year after termination of his employment, prohibits Mr. Buccina from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Employment Agreement. Mr. Buccina’s Employment Agreement also contains confidentiality provisions relating to the Company’s confidential information.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On June 5, 2006, the Company issued a press release announcing that James H. Baireuther has resigned from his position as Vice Chairman and Chief Administrative Officer of the Company. Mr. Baireuther’s resignation was received by the Company on May 31, 2006 and is effective as of the close of business on June 13, 2006. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     (c) On June 5, 2006, the Company issued a press release announcing the June 1, 2006 appointment of Mr. Anthony Buccina to the position of Vice Chairman, President — Marketing and Mr. David Zant to the position of Vice Chairman, Private Brand, Merchandise Planning and Internet Marketing. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Buccina, 55, is the Company’s Vice Chairman, President — Merchandising. Following the Company’s acquisition of Carson’s on March 6, 2006, Mr. Buccina joined the Company as President and Chief Merchandising Officer of Carson’s on April 3, 2006. Prior to the Company’s acquisition of Carson’s, Mr. Buccina served as President — Head Merchant of Carson’s from 1999 to April 2006. The Company entered into an Employment Agreement with Mr. Buccina on June 1, 2006. The information set forth in Item 1.01 above is incorporated herein by reference.
     Mr. Zant, 49, is the Company’s Vice Chairman, Private Brand, Merchandise Planning and Internet Marketing. Mr. Zant served as the Company’s Vice Chairman and Chief Merchandising Officer from January 2005 to June 2006. From July 2002 to December 2004, he was Executive Vice President — General Merchandise Manager for Belk, Inc. From June 2001 to July 2002, he was President of Belk’s Central Division.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement with Anthony Buccina

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: June 6, 2006